EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in Registration Statement No. 333-62596 on Form S-8 of our report dated March 8, 2002 which is included in the Form 10-KSB filed by Specialized Health Products International, Inc., dated December 31, 2001.


/s/ ARTHUR ANDERSEN LLP


ARTHUR ANDERSEN LLP
Salt Lake City, Utah
May 8, 2002